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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by references into IXC Communications, Inc.'s previously filed registration statements on Form S-8 (File No. 333-11409), Form S-8 (File No. 333-18467), Form S-8 (File No. 333-49817), Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-33421), and Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-52433) of our report dated March 11, 1996, the inclusion of our report dated March 11, 1996 on the financial statements of United Wats, Inc. in the Form 8-K filed by IXC Communications, Inc. on or about October 29, 1998, and to all references to our Firm included in the above referenced registration statements.

/s/ MAYER HOFFMAN MCCANN L.C.

Kansas City, Missouri
October 29, 1998